AMENDMENT I

THIS AMENDMENT I ("Amendment") is effective the 1st day of June, 1999, by and between Williams Vyvx Services, a business unit of Williams Communications, Inc. ("Williams") and Colorado Satellite Broadcasting, a division of New Frontier Media, Inc. ("Customer").

WHEREAS, Williams and Customer are parties to that certain Teleport Services Agreement, effective 1st day of April, 1999, (the "Agreement"); and

WHEREAS, Williams and Customer desire to amend the Agreement;

NOW, THEREFORE in consideration of the foregoing premises and mutual promises and covenants of the parties hereto, the receipt and sufficiency of which is hereby acknowledged, Williams and Customer agree to amend the Agreement as follows:

1.     The following shall be added as sub-section 3(e):

(e) Additional Carrier Uplinked to the Transponder. Williams shall provide the following additional service, as referenced in Table 1, subject to the terms and conditions of the Agreement: one additional full-time MPEG 2 Digicipher II carrier shall be uplinked to the Transponder. The redundant channel on the Compression System shall be used to transmit the additional service over Customer's Circuit and the Microwave Link from Customer's Premise to the Teleport. For this additional service, Williams shall charge Customer an additional $11,500 per month for the remainder of the Term.

Section 2.9, Service Charge, shall be revised to read as follows:

3.    Section 9 Commitment shall be revised to read as follows:

COMMITMENT. Customer agrees that this is a take-or-pay commitment and that failure to use the Services throughout the Term does not affect Customer's obligation to pay the Service Charge throughout the Term. The parties agree that Customer's minimum commitment pursuant to this Agreement through the Original Term is $ 3,349,500. The parties agree that this take-or-pay commitment is a portion of the consideration for this Agreement, and that it is not a penalty

4. Except as specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.


IN WITNESS WHEREOF, the parties have executed this Amendment on the___ day of July, 2000.


WILLIAMS VYVX SERVICES, A BUSINESS UNIT OF WILLIAMS COMMUNICATIONS, INC.

BY: /s/ Michael Schlesier

NAME:  Michael Schlesier

TITLE: VP Media & Entertainment

DATE:  July 13, 2000

COLORADO SATELLITE BROADCASTING, A DIVISION OF NEW FRONTIER MEDIA, INC.

BY: /s/ Michael Weiner

NAME:  Michael Weiner

TITLE Executive Vice President

DATE:  July 13, 2000

Service #     Service Description               Satellite     Transponder
-------------------------------------------------------------------------
1             Barker                            Telstar 4         19
2             TeN                               Telstar 4         19
3             Pleasure                          Telstar 4         19
4             Extasy                            Telstar 4          4
5             Gonzo X                           Telstar 4          7
6             True Blue                         Telstar 4          5
7             ETC                               Telstar 4          7